Exhibit 99.1

Oasis Midstream Partners Announces Quarterly Distribution for Second Quarter 2020

Houston, Texas — August 4, 2020 — Oasis Midstream Partners LP (NASDAQ: OMP) (“Oasis Midstream” or the “Partnership”) today declared a quarterly cash distribution of $0.54 per unit for the second quarter of 2020. The distribution will be paid on August 27, 2020, to all OMP unitholders of record at the close of business August 14, 2020.

About Oasis Midstream Partners LP
Oasis Midstream is a growth-oriented, fee-based master limited partnership initially formed by Oasis Petroleum (Nasdaq: OAS) to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum and strategically positioned to capture volumes from other producers. Oasis Midstream's initial assets are located in the Williston Basin area of North Dakota and Montana. For more information, please visit Oasis Midstream’s website at www.oasismidstream.com.

Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations